SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.            )

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☐ Preliminary Proxy Statement ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material under Rule 14a-12

CONCORD EFS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CONCORD EFS, INC.

Notice of Annual Meeting of Stockholders

To the Stockholders of Concord EFS, Inc.:

It is my pleasure to invite you to attend the Annual Meeting of Stockholders of Concord EFS, Inc., which will be held at Colonial Country Club, 2736 Countrywood Parkway, Memphis, Tennessee on May 23, 2002. The meeting will start at 9:30 a.m. local time. On the ballot at this year’s meeting are proposals for the election of nine directors, an increase in the number of authorized shares of stock, and the adoption of the 2002 Stock Option Plan.

To conduct the meeting, a majority of all stock issued, outstanding, and entitled to vote on March 26, 2002 must be present at the meeting. Your shares will be counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone, or mail.

Whether or not you plan to attend the meeting in person, we urge you to vote your shares via the telephone or the Internet or by marking, signing, dating, and returning the proxy card promptly in the enclosed postage-paid envelope. Instructions regarding all three methods of voting are contained on the proxy card.

This notice, the Proxy Statement, and the form of proxy are first being mailed to stockholders on or about April 17, 2002.

By	Order of the Board of Directors

Ric	hard M. Harter
Secretary

March 29, 2002

CONCORD EFS, INC.

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Concord EFS, Inc. of proxies for use at our Annual Meeting of Stockholders to be held on May 23, 2002 at Colonial Country Club, 2736 Countrywood Parkway, Memphis, Tennessee and any adjournments thereof. Shares as to which proxies have been executed will be voted as specified in the proxies. A proxy may be revoked at any time by notice in writing received by the Secretary of Concord before it is voted.

A majority in interest of the outstanding shares, whether represented at the meeting in person or by proxy, shall constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions, and broker “non-votes” are counted as present or represented for purposes of determining whether a quorum is present for the meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal, because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. At the Annual Meeting, the voting will be by voice vote unless any stockholder entitled to vote requests that voting be by ballot.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Our only issued and outstanding class of voting securities is our common stock, par value $0.33 1/3 per share. Each stockholder of record is entitled to one vote for each share registered in that stockholder’s name on March 26, 2002. As of that date, 510,531,284 shares of our common stock were issued and outstanding, and our common stock was held by approximately 79,620 stockholders.

The following table shows, as of March 26, 2002, the ownership of our common stock by each person who is known to us to own beneficially more than 5% of our outstanding common stock, by each director, by each executive officer named in the summary compensation table, and by all of our directors and officers as a group.

Beneficial Owner(1)	Amount and Nature of BeneficialOwnership	Percentage of Outstanding Shares(2)
Dan M. Palmer, Chairman of the Board and Chief Executive Officer.	10,925,298(3)	2.1%

Edward A. Labry III, Director and President	9,558,132(4)	1.8%

Ronald V. Congemi, Director, Senior Vice President, and President of Network Services	200,412(5)	*

Edward T. Haslam, Senior Vice President, Chief Financial Officer, and Treasurer	170,500(6)	*

Christopher S. Reckert, Senior Vice President and Chief Marketing Officer	216,992(7)	*

Douglas C. Altenbern, Director	74,375(8)	*

J. Richard Buchignani, Director	74,923(9)	*

Richard M. Harter, Director and Secretary	209,450(10)	*

Richard P. Kiphart, Director	8,507,517(11)	1.7%

Jerry D. Mooney, Director	213,623(12)(13)	*

Paul L. Whittington, Director	123,561(13)	*

All officers and directors as a group (16 persons)	30,553,390(14)	5.7%

William Blair & Company, L.L.C. 222 West Adams Street Chicago, Illinois 60606	26,488,638(15)	5.2%

(1)	The address of each beneficial owner who is also a director or officer is the same as Concord’s.

(2)
Percentage ownership is based on 510,531,284 shares issued and outstanding as of March 26, 2002, plus the number of shares subject to options exercisable within 60 days after March 26, 2002 by the person or the aggregation of persons for which such percentage ownership is being determined.

(3)	Shares owned include 10,885,298 shares covered by stock options exercisable within 60 days after March 26, 2002.

(4)	Shares owned include 9,488,898 shares covered by stock options exercisable within 60 days after March 26, 2002.

(5)	Shares owned consist of shares covered by stock options exercisable within 60 days after March 26, 2002.

(6)	Shares owned include 162,500 shares covered by stock options exercisable within 60 days after March 26, 2002.

(7)	Shares owned include 204,992 shares covered by stock options exercisable within 60 days after March 26, 2002.

(8)	Shares owned include 54,375 shares covered by stock options exercisable within 60 days after March 26, 2002.

(9)	Shares owned include 50,375 shares covered by stock options exercisable within 60 days after March 26, 2002 and 9,006 shares held by Mr. Buchignani’s children.

(10)	Shares owned consist of 72,000 shares covered by stock options exercisable within 60 days after March 26, 2002.

(11)	Shares owned include 81,375 shares covered by stock options exercisable within 60 days after March 26, 2002 and 118,992 shares held by Mr. Kiphart’s child.

(12)
Shares owned include 42,524 shares held by Mr. Mooney’s spouse and an additional 60,724 shares owned by a corporation for which Mr. Mooney serves as an officer and director, as to all of which Mr. Mooney disclaims beneficial ownership.

(13)	Shares owned include 110,375 shares covered by stock options exercisable within 60 days after March 26, 2002.

(14)	Shares owned include an aggregate of 21,685,411 shares covered by stock options exercisable within 60 days after March 26, 2002.

(15)
The number of shares owned is based on an amended Schedule 13G filed on February 20, 2002 by William Blair & Company, L.L.C. (“Blair”) reflecting ownership as of December 31, 2001. The amended Schedule 13G provides that such number of shares includes 13,968,671 shares beneficially owned by principals of Blair with respect to which Blair disclaims beneficial ownership and 12,519,967 shares held in client accounts at Blair with respect to which Blair disclaims beneficial ownership.

PROPOSALS TO BE VOTED UPON

ITEM 1—ELECTION OF DIRECTORS

At the Annual Meeting, nine directors are to be elected to serve until their successors are elected and qualify (or until their earlier resignation or removal). All nine of the nominees listed below are now members of our Board of Directors. Our Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve. In the event that any nominee should be unwilling to serve or not be available, the persons named in the proxies will vote for the others and may vote for a substitute for such nominee.

The following table provides information regarding each nominee recommended by our Board of Directors. There are no family relationships among the nominees or between the nominees and our executive officers. Also, there is no arrangement or understanding between any nominee and any other person pursuant to which he is to be selected as a director or nominee.

Nominees and Ages	Office(s) with Concord, Business Experience, Other Public Company Directorships, and Year First Elected Director

Dan M. Palmer (59)
Mr. Palmer has been a director of Concord since May 1987, was appointed Chairman of the Board in 1991, and was named Chief Executive Officer of Concord in 1990. In 1982 Mr. Palmer founded Union Planters National Bank’s Electronic Fleet Systems operation, which was acquired by Concord in 1985.

Edward A. Labry III (39)
Mr. Labry has been a director of Concord since September 1993. Mr. Labry joined Concord in 1985, became Chief Marketing Officer in 1990, and was named President of Concord in October 1994. Mr. Labry serves as a director on the board of Swift Transportation Co., Inc.

Douglas C. Altenbern (65)*†
Mr. Altenbern has been a director of Concord since February 1998. In 1989 Mr. Altenbern founded Argosy Network Corporation, and in 1993 he founded Pay Systems of America, Inc. of which he served as Chairman and Chief Executive Officer through December 1996. Mr. Altenbern is currently a private investor.

J. Richard Buchignani (53)*
Mr. Buchignani has been a director of Concord since August 1992. He is a partner in the Memphis, Tennessee office of the law firm of Wyatt, Tarrant & Combs, LLP, one of the firms that provides legal services to Concord.

Ronald V. Congemi (55)
Mr. Congemi has been a director of Concord since February 2001. Mr. Congemi was named Senior Vice President and President of Network Services of Concord in May 2001, and he has been President of Star Systems, Inc. since its inception in 1984.

Richard M. Harter (65)
Mr. Harter has been a director of Concord and Secretary of Concord since its formation. From 1969 through 2001, Mr. Harter was a partner in Bingham Dana LLP, one of the firms that provides legal services to Concord. Mr. Harter now serves as of counsel to that firm.

Richard P. Kiphart (61)*	Mr. Kiphart has been a director of Concord since March 1997. Since January 1995, he has been head of the Corporate Finance Department of William Blair & Company, L.L.C.

Jerry D. Mooney (48)*†
Mr. Mooney has been a director of Concord since August 1992. Mr. Mooney has been Director and Vice President of Bond, Johnson & Bond, Inc. since January 1999. Prior to then, he was President of New Business Initiatives at ServiceMaster Diversified Health Services, Inc. and a senior board advisor for the ServiceMaster Company.

Paul L. Whittington (66)*†
Mr. Whittington has been a director of Concord since May 1993. Prior to his retirement in 1991, Mr. Whittington was Managing Partner of the Memphis, Tennessee and Jackson, Mississippi offices of Ernst & Young LLP.

*Member	of our Board’s Audit Committee
†Member	of our Board’s Compensation Committee

Recommended Vote

The nine nominees receiving the highest number of affirmative votes will be elected as directors. Shares not voted, whether due to abstention, broker non-vote, or otherwise, will have no impact on the election of directors. Unless a proxy is executed to withhold authority for the election of any or all of the directors, the persons named in the proxy will vote the shares represented by the proxy for the election of the nine nominees. If the proxy indicates that the stockholder wishes to withhold a vote from one or more nominees for director, such instruction will be followed by the persons named in the proxy.

Our Board of Directors recommends that you vote “FOR” the election of the nine director nominees.

ITEM 2—AMENDMENT OF OUR CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Our Board of Directors recommends that stockholders adopt an amendment to our Certificate of Incorporation increasing the authorized number of shares of our common stock, $0.33 1/3 par value, from 750,000,000 to 1,500,000,000 shares. Our Board has approved an amendment to our Certificate of Incorporation, subject to stockholder approval, which amends our Certificate of Incorporation to increase the number of authorized shares.

Our Board of Directors has proposed the increase in authorized capital stock to provide shares that may be used for a variety of general corporate purposes, including effectuating stock splits, fulfilling the exercise of stock options, making acquisitions, and raising capital, as determined by our Board of Directors from time to time. Our Board believes it important that we have the flexibility that would be provided by having additional authorized shares available for issuance.

If this proposal is approved by stockholders, the authorization of additional shares of common stock will become effective either upon or within 90 days of the filing of a Certificate of Amendment as required by the General Corporation Law of the State of Delaware. Our Board may abandon or delay the amendment at any time prior to the effective date of the amendment if, for any reason, our Board deems it advisable to do so.

Effect of Proposal on Current Stockholders

The increase in the number of shares of authorized common stock will not have any immediate effect on the rights of existing stockholders. The additional shares of authorized common stock will become part of the existing class of common stock, and the additional shares, when issued, will have the same rights and privileges as the shares of common stock now issued. There are no preemptive rights relating to our common stock.

However, our Board will have the authority to issue the newly-authorized common stock without requiring future stockholder approval, except as may be required by applicable law or regulations. To the extent that the additional authorized shares are issued in the future, they will decrease the percentage equity ownership of existing stockholders, and, depending upon the price at which they are issued, they may be dilutive to existing stockholders.

Moreover, the issuance of additional shares of our common stock may make it more difficult to obtain stockholder approval of various actions, such as a merger or other corporate combination. The proposed increase in the number of authorized shares of our common stock could enable our Board of Directors to render more difficult an attempt by another person or entity to obtain control of Concord, although our Board of Directors has no present intention of issuing additional shares for that purpose and has no present knowledge of any takeover efforts by any person or entity.

Recommended Vote

An affirmative vote of a majority of our outstanding common stock entitled to vote is necessary to adopt the amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock to 1,500,000,000 shares. Abstentions and broker non-votes will not be counted toward the vote and, thus, will have the effect of a vote against the proposed amendment.

Our Board of Directors recommends a vote “FOR” the amendment of our Certificate of Incorporation to increase the number of authorized shares of common stock.

ITEM 3—CONCORD EFS, INC. 2002 STOCK OPTION PLAN

Our Board of Directors has adopted, subject to stockholder approval, the Concord EFS, Inc. 2002 Stock Option Plan (the “2002 Option Plan”), which is attached as Appendix A to this Proxy Statement. The 2002 Plan will succeed and replace the Concord EFS, Inc. 1993 Incentive Stock Option Plan (the “Prior Option Plan”), which will expire on February 16, 2003. If the 2002 Option Plan is approved by our stockholders, any options granted after March 28, 2002 but before the Annual Meeting will be deemed to have been granted under the 2002 Plan, and the Prior Option Plan will be amended to provide that no further stock options may be granted thereunder. The amendment of the Prior Option Plan will not affect the rights of the holders of options previously granted under that plan.

The purposes of the 2002 Option Plan are to align the interests of our stockholders and the recipients of stock options granted under the plan and to advance our interests by attracting, motivating, and retaining well-qualified persons by providing those persons with performance-related incentives.

Because this is a summary of the 2002 Option Plan, it does not contain all of the information that may be important to you. You should read the entire Proxy Statement and its appendix carefully before you decide how to vote.

Administration

The Compensation Committee of our Board of Directors will administer the 2002 Option Plan. Other than Mr. Altenbern, each member of the Compensation Committee is a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act. Each member of the Compensation Committee is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Compensation Committee is authorized to interpret the 2002 Option Plan and its application and to establish rules and regulations as it deems necessary or desirable for the administration of the 2002 Option Plan. The Compensation Committee may impose conditions with respect to the grant of stock options, such as limiting competitive employment or other activities. The Compensation Committee’s interpretations, rules, regulations, and conditions are final, binding, and conclusive.

The Compensation Committee may determine who may participate in the 2002 Option Plan and the terms and conditions of each stock option granted under the 2002 Option Plan. A written agreement between us and the optionee will set forth the terms and conditions of each option granted. The Compensation Committee may delegate its power and authority under the 2002 Option Plan to our full Board or to our President or Chief Executive Officer, unless the approval of the Compensation Committee is necessary for the option to be exempt from securities law restrictions or from a limitation on our ability to claim a deduction for income tax purposes.

Shares Available

Subject to adjustment in the event of a stock split, stock dividend, or other similar change in capitalization, a total of 43,000,000 shares will be available for the future grant of stock options under the 2002 Option Plan. This number includes approximately 3,000,000 shares remaining available for the future grant of stock options under the Prior Option Plan. If shares of our common stock subject to an option granted under the 2002 Option Plan or the Prior Option Plan are not issued due to the expiration, termination, cancellation, or forfeiture of that option, those shares will be available for the grant of new options under the 2002 Option Plan.

Treasury shares, authorized and unissued shares, or a combination thereof may be delivered upon the exercise of a stock option granted under the 2002 Option Plan. Stock options granted under the 2002 Option Plan may be either incentive stock options (“ISOs”) or non-qualified stock options (“NQSOs”). An ISO is a stock option granted in accordance with Section 422 of the Code that is intended by the Compensation Committee to constitute an ISO and may entitle the optionee to favorable tax treatment, as described below. An NQSO is a stock option that is not an ISO.

Eligibility to Participate

The Compensation Committee may grant options under the 2002 Option Plan to any officer or employee of ours, or of any subsidiary or affiliate of ours, or to any of our directors, including non-employee directors, as the Compensation Committee may, in its sole discretion, from time to time select. As of the date of this Proxy Statement, approximately 2,600 employees (including officers) and nine directors are eligible to participate in the 2002 Option Plan. Except as described below under “Non-Discretionary Grants of Stock Options to Non-Employee Directors,” no determination has yet been made as to the number of options, if any, that any individual who is eligible to participate in the 2002 Option Plan will be granted.

Discretionary Options

The Compensation Committee will determine which eligible persons will receive grants of stock options under the 2002 Option Plan and, subject to the limitations described below, will determine the number of shares of our common stock subject to each stock option grant, the related purchase price per share of our common stock, the period during which the stock option may be exercised, whether the stock option will become exercisable in cumulative or non-cumulative installments and in part or in full at any time, and whether the stock option is intended to constitute an ISO. The Compensation Committee may, for any reason at any time, take action to cause any or all outstanding options granted under the 2002 Option Plan to become exercisable in part or in full. The Compensation Committee may also establish performance measures or other criteria that need to be satisfied as conditions to the grant of an option or to the exercisability of all or a portion of an option. We will refer to options granted automatically under the 2002 Option Plan to non-employee directors as “non-discretionary options” and all other options granted under the 2002 Option Plan as “discretionary options.”

Purchase Price. The purchase price per share of our common stock subject to an option granted under the 2002 Option Plan may not be less than 100% of the Fair Market Value of a share of our common stock on the date of grant. If an ISO is granted to a person who, at the time of the grant, owns more than ten percent of our common stock, then the per share purchase price may not be less than 110% of the Fair Market Value of a share of our common stock on the date of grant. The “Fair Market Value” of a share of our common stock on a given date is the closing transaction price of a share of our common stock as reported on The Nasdaq National Market on that date or, if there are no reported transactions on that date, on the next preceding date for which a transaction was reported. However, that Fair Market Value may be determined by the Compensation Committee by whatever means it, in the good faith exercise of its discretion, deems appropriate.

The closing transaction price of a share of our common stock on March 26, 2002 was $32.49.

Limitations on Number of Shares Subject to Stock Options. To the extent necessary for an option to constitute qualified performance-based compensation, and therefore to be fully deductible by us for federal income tax purposes if the optionee’s compensation in the year of exercise exceeds $1,000,000, the maximum number of shares of our common stock with respect to which stock options may be granted under the 2002 Option Plan during any calendar year to any person is 1,500,000.

Limitations on Period of Exercisability of ISOs. An ISO may not be exercisable later than ten years after its date of grant. If an ISO is granted to a person who, at the time of the grant, owns more than ten percent of our common stock, then that ISO may not be exercised later than five years after its date of grant.

Exercise of a Stock Option Following Termination of Employment or Service. Unless otherwise provided in the agreement relating to a discretionary stock option granted under the 2002 Option Plan, the following rules apply in the case of an optionee’s termination of employment with us:

•
If the termination is due to the death of the optionee, each of the optionee’s discretionary stock options will be exercisable only to the extent exercisable on the date of death and may thereafter be exercised until one year after the date of death or, if earlier, the expiration date of the term of the option.

•	If the termination is for Cause (as defined in the 2002 Option Plan), all of the optionee’s stock options will terminate automatically on the effective date of the termination.

•
If the termination is for any other reason, each of the optionee’s discretionary stock options will be exercisable only to the extent exercisable on the date of termination and may thereafter be exercised until 90 days after the date of the termination of employment or, if earlier, the expiration date of the term of the option.

•
If an optionee dies during the period of exercisability following termination of employment, each of the optionee’s stock options will be exercisable only to the extent exercisable on the date of death and may thereafter be exercised until one year after the date of death or, if earlier, the expiration date of the term of the option.

In connection with the termination of an optionee’s employment, the Compensation Committee may amend an option agreement to extend the period during which the option may be exercised to any date prior to the expiration date of the term of the option. If the Compensation Committee grants a discretionary option to a non-employee director, the period during which the option may be exercised after the recipient ceases to be a director will be determined by the Committee.

Non-Discretionary Grants of Stock Options to Non-Employee Directors

The 2002 Option Plan provides that on each day on which a person is elected, is reelected, or begins to serve as a non-employee director of ours, commencing with the Annual Meeting, that person will be granted an option to purchase 18,000 shares of our common stock or, if the non-employee director has waived his or her basic cash director fee for that year, an option to purchase 21,750 shares of our common stock. These non-discretionary options are NQSOs, have a per share purchase price equal to the Fair Market Value of a share of our common stock on the date of grant, become exercisable with respect to 50% of the shares subject to the options on each of the first and second annual stockholders meetings after the date of grant, and expire ten years after the date of grant.

If the holder of a non-discretionary option ceases to be a member of our Board of Directors, the holder’s options will be exercisable only to the extent they were exercisable when the holder’s service as a director ceased and may thereafter be exercised until five years after service as a director ceased or, if earlier, the expiration date of the term of the option. Our Board may, however, cause a non-discretionary option to become fully exercisable, or to continue to become exercisable, on or after the holder ceases to serve as a member of our Board of Directors.

Change in Control

Upon a Change in Control (as defined in the 2002 Option Plan), all outstanding options granted under the 2002 Option Plan will immediately become fully exercisable. Upon the consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of our assets, our Board of Directors may require some or all of the outstanding options to be converted into options to purchase shares of stock of the corporation resulting from the corporate transaction (or its parent corporation), with an appropriate adjustment to the purchase price per share subject to each option without an increase in the aggregate purchase price. Our Board of Directors also may require some or all of the outstanding options to be surrendered to us in exchange for the payment to the optionee of cash or the delivery to the optionee of shares of stock of the corporation resulting from the corporate transaction (or its parent corporation), or some combination of cash or shares, in an amount or having a value not less than the amount determined by multiplying the number of shares subject to the surrendered option, whether or not exercisable, by the excess of the highest per share price offered to holders of our common stock in the corporate transaction over the exercise price.

Exercise of Stock Options; Non-Transferability; Designation of Beneficiaries

The agreement relating to an option designates the permitted means of payment for shares of our common stock purchased upon the exercise of an option granted pursuant to the 2002 Option Plan.

Except as otherwise set forth in the agreement relating to an option, no stock option granted under the 2002 Option Plan may be transferred other than by will or the laws of descent and distribution, pursuant to beneficiary designation procedures approved by us, or, with our approval, to family members of the optionee. Except to the extent permitted by the foregoing sentence, each stock option may be exercised during an optionee’s lifetime only by the optionee or the optionee’s legal representative or similar person. Each optionee may file with the Compensation Committee a written designation of one or more persons as the optionee’s beneficiary in the event of the optionee’s death.

Federal Income Tax Consequences

The following is a brief overview of the United States federal income tax consequences as of the date of this Proxy Statement of participation in the 2002 Option Plan and should not be relied upon as being a complete description. It does not address the state or local tax aspects of participation in the 2002 Option Plan.

Grant of Option. An optionee will not recognize taxable income upon the grant of a stock option under the 2002 Option Plan.

Exercise of Non-Qualified Options. An optionee will recognize compensation taxable as ordinary income, and we generally will be allowed a corresponding deduction for federal income tax purposes, in an amount equal to the excess of the fair market value on the date of exercise of an NQSO of the shares of our common stock acquired over the purchase price paid for the shares.

Exercise of Incentive Stock Options. An optionee will not recognize any taxable income by reason of exercise of an ISO, and we will not be allowed any deduction with respect to the exercise at that time. However, the excess, if any, of the fair market value, at the time of exercise, of our common stock acquired upon the exercise over the purchase price paid for the shares will be included in alternative minimum taxable income subject to the alternative minimum tax, unless the shares are disposed of in the same calendar year.

Qualifying Disposition of ISO Shares. If an optionee disposes of our common stock acquired pursuant to the exercise of an ISO after the later of two years after the date of grant of the ISO and one year after the date of transfer of our common stock to the optionee, the amount, if any, realized in excess of the purchase price for the common stock will be treated as long-term capital gain or the amount, if any, by which the purchase price exceeds the amount realized upon the disposition will be treated as a long-term capital loss. We will not be entitled to any deduction with respect to a disposition of our common stock occurring under the circumstances described in this paragraph.

Disqualifying Disposition of ISO Shares. If an optionee disposes of our common stock acquired pursuant to the exercise of an ISO within two years after the date of grant of the ISO or within one year after the date of transfer of our common stock to the optionee, whichever is later, the optionee will recognize ordinary income, and we will be entitled to a corresponding deduction, in an amount equal to the amount, if any, realized in excess of the purchase price for our common stock, but only considering the amount realized to the extent it does not exceed the fair market value of our common stock on the date of exercise. Any amount realized upon disposition in excess of the fair market value of our common stock on the date of exercise will be treated as long-term capital gain if our common stock has been held for more than 12 months or as a short-term capital gain if our common stock has been held for a shorter period. If the amount realized upon disposition is less than the purchase price for the shares, the excess of the purchase price over the amount realized will be treated as a long-term or short-term capital loss, depending on the holding period of our common stock. We will not be entitled to any deduction with respect to the amount recognized by the employee as capital gain.

Tax Withholding. The taxable compensation recognized by the optionee upon the exercise of an NQSO will be subject to withholding of tax by us.

Effective Date, Amendment, and Termination

If approved by our stockholders at the Annual Meeting, the 2002 Option Plan will become effective as of March 28, 2002, the date our Board of Directors approved it. Our Board may amend the 2002 Option Plan at any time, subject to any requirement of stockholder approval required by applicable law, rule, or regulation. However, stockholder approval is required to increase the number of shares available under the 2002 Option

Plan, effect any change inconsistent with Section 422 of the Code, or extend the term of the 2002 Option Plan. No amendment may impair the rights of a holder of an outstanding stock option granted under the 2002 Option Plan without the holder’s consent.

The 2002 Option Plan will terminate on the tenth anniversary of the plan’s effective date, but our Board may terminate the plan earlier. Termination of the 2002 Option Plan will not affect the terms or conditions of any stock option granted under the 2002 Option Plan prior to the termination date. No stock options may be granted under the 2002 Option Plan after it has been terminated.

Recommended Vote

The approval of the 2002 Option Plan requires the affirmative vote of the holders of a majority of the shares of our common stock represented at the Annual Meeting, in person or by proxy, and entitled to vote thereon. Abstentions and broker non-votes will not be counted toward the vote and, thus, will have the effect of a vote against the 2002 Option Plan.

Our Board of Directors recommends a vote “FOR” approval of the 2002 Option Plan.

COMPENSATION OF DIRECTORS

We currently pay to each of our non-employee directors an $8,000 cash director fee each year for attending scheduled board meetings. Each non-employee director receives $1,000 for any special meetings of the full Board or any committee attended. We pay the chairman of our Audit Committee an additional $4,000 cash fee each year. In addition, non-employee directors are granted options to purchase 18,000 shares of our common stock at market value on the date of the Annual Meeting of Stockholders. In lieu of the options to purchase 18,000 shares of our common stock, non-employee directors who waive their cash director fee are granted similar options to purchase 21,750 shares of our common stock. One director receives an annual fee of $8,000 plus $2,000 for each meeting attended. This director is granted options to purchase only 18,000 shares of our stock in the same manner as the other non-employee directors. Directors are reimbursed for expenses incurred in attending meetings of the Board of Directors and committees of the Board. Three of the nine nominees are our employees and are not separately compensated for serving as directors.

COMMITTEES; ATTENDANCE

In 2001 our Board of Directors held six regular meetings. Each of our directors attended at least 75% of the total number of meetings held by our Board of Directors and the total number of meetings held by all board committees on which he served. In 2001 the Audit Committee held three meetings, and the Compensation Committee held three meetings. Our Board of Directors has no Nominating Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Altenbern, Mr. Mooney, and Mr. Whittington are members of the Compensation Committee, none of whom is or was an executive officer or employee of ours or had any relationship with Concord requiring disclosure under securities regulations other than as described below. None of our executive officers served on the compensation committee of the board of any entity with an executive officer serving on our Board of Directors.

Mr. Altenbern owns approximately 16% of the outstanding stock of Payroll Company, Inc., and his son owns 11%. In addition, his son-in-law, the president of Payroll Company, owns 26% of its outstanding stock. In March 2001, Payroll Company purchased from us all of the issued and outstanding common stock of Pay Systems of America, Inc. for $2,200,000, of which $800,000 was paid at closing and an additional $1,400,000 was to be paid pursuant to the terms of a promissory note. Outstanding amounts under the promissory note bear interest at six percent. The promissory note provides for principal payments of $700,000 on March 30, 2002 and March 30, 2003, together with accrued but unpaid interest. The payment of the $1,400,000 promissory note has been unconditionally guaranteed by Mr. Altenbern. In addition, we were a guarantor of two lease agreements entered into by Pay Systems of America. The landlords have not released us from our obligations under these lease agreements, and Payroll Company and Mr. Altenbern have guaranteed the obligations of Pay Systems of America and have agreed to indemnify and hold us harmless from all losses, costs, and damages as a result of Pay Systems of America’s failure to perform all of its obligations under these lease agreements.

The agreement pursuant to which Payroll Company purchased the outstanding common stock of Pay Systems of America provides that we or our affiliates will provide certain transition services for Pay Systems of America, including (i) the provision without charge of voice mail and e-mail services for 60 days and the reimbursement of up to $50,000 of the costs of Pay Systems of America for implementing new voice mail and e-mail systems, (ii) the provision without charge for two calendar years of certain processing services for funds transfer for direct deposit of payroll checks for customers of Pay Systems of America, (iii) the completion and delivery of a software program and a copy of all source code and documentation without charge, (iv) the provision of certain depository services, (v) the provision without charge through September 30, 2001 of certain data processing services, and (vi) the provision without charge of certain software programs and, through December 31, 2001, of certain services for purchasing and loading terminals.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General Policy

It is the policy of the Compensation Committee to establish base salaries, award bonuses, and grant stock options to executive officers in such amounts as will assure the continued availability to Concord of the services of the executives and will recognize the contributions made by the executives to the success of Concord’s business and the growth over time in the market capitalization of Concord. To achieve these goals, the Committee establishes base salaries at levels which it believes to be below the mid-point for comparable executives in companies of comparable size and scope. The Committee then awards cash bonuses reflecting individual performance during the year for which the awards are made. For executives other than the Chief Executive Officer and President, the Committee receives bonus award recommendations from the Chief Executive Officer. The Committee grants stock options to senior and middle management executives of Concord and its subsidiaries at levels that it believes to be higher than average for comparable companies in order to give the executives significant incentive to improve Concord’s revenue and its market capitalization.

Section 162(m) of the Internal Revenue Code limits the tax deduction to $1,000,000 for certain executive compensation payments. The Committee has considered these requirements and believes that Concord’s 1993 Incentive Stock Option Plan, as amended, the proposed 2002 Stock Option Plan, and bonus arrangements for senior officers meet the requirement that they be “performance based” and, therefore, exempt from the limitations on deductibility. The Committee’s present intention is to comply with Section 162(m) unless the Committee feels that compliance in a particular instance would not be in the best interest of Concord or its stockholders.

Specific Arrangements for CEO and President

In 1998, after receiving advice from a compensation consulting firm, Concord entered into five-year incentive agreements with its Chief Executive Officer and with its President. Each incentive agreement provides for a base salary with annual reviews ($775,000 for 2002), for a bonus opportunity equal to 50% of base salary with growth in earnings per share being a significant factor in awarding the bonuses, and for option grants of 1,125,000 shares per year. In addition, each incentive agreement provides for a one-time option grant and the opportunity for up to three additional grants if Concord’s stock price reaches specified levels for specified periods of time. Due to the performance of Concord’s stock, each of Concord’s Chief Executive Officer and President have received four option grants (totaling options to purchase 3,937,500 shares) pursuant to his respective incentive agreement.

For 2002, with the consent of each of the Chief Executive Officer and the President, the option grant was limited to 900,000 shares, and the bonus opportunity was adjusted such that bonuses will be payable under two programs. Under the first program, an objective laddered bonus will be payable based exclusively upon reported earnings per share for 2002, as indicated in the following table:

Earnings per Share	Objective Bonus Payable
Less than $0.74	$0
$0.74 or more but less than $0.75	Amount equal to 50% of base salary
$0.75 or more but less than $0.76	Amount equal to 60% of base salary
$0.76 or more but less than $0.77	Amount equal to 80% of base salary
$0.77 or more	Amount equal to 100% of base salary

Under the second program, a discretionary bonus, not to exceed $225,000, will be payable based on the Committee’s evaluation of management performance against the following criteria: succession planning (identification of key succession managers with demonstrated development authority and compensation strategies), new products and market development concepts (identification of new and evolving market opportunities with accompanying products and market strategies to establish a leadership position in these markets), and major customer acquisition (identification of significant new large customers and making them customers of Concord).

The Chief Executive Officer’s and the President’s base salary, cash bonus, and option grants were established by the Committee based upon negotiations with those executives, the experience of other members of the Board of Directors, and published surveys of executive compensation. For 2001, the bonus paid to each of the Chief Executive Officer and the President resulted from achievement of the previously-established goal for corporate earnings. In setting the 2002 base salary and bonus for the Chief Executive Officer and President, the Committee considered Concord’s historic rate of increase in revenues and the rate of increase in diluted earnings per share. Additionally, the Committee noted that for the preceding three years Concord’s market capitalization growth averaged approximately 42% per year and that these individuals were responsible for past growth and uniquely situated to contribute to Concord’s future growth.

Do	uglas C. Altenbern
Jer	ry D. Mooney
Pau	l L. Whittington

EXECUTIVE COMPENSATION

The following summary compensation table is intended to provide an overview of our executive pay practices. It includes the cash compensation paid or accrued by us and our subsidiaries for services in all capacities during the fiscal year ended December 31, 2001 to, or on behalf of, each of our named executives. Named executives include our Chief Executive Officer and our four highest paid executive officers.

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation		Long-Term Compensation Securities Underlying Options*	All Other Compensation ($) (1)
		Salary ($)	Bonus ($)
Dan M. Palmer	2001	733,654	425,000	800,000	81,268
Chairman of the Board and	2000	683,654	175,000	3,687,500	42,383
Chief Executive Officer	1999	538,750	393,750	3,375,000	15,716

Edward A. Labry III	2001	733,654	425,000	800,000	45,560
Director and President	2000	683,654	175,000	3,687,500	28,073
	1999	538,750	393,750	3,375,000	11,720

Ronald V. Congemi	2001	304,792	217,700	400,000	791,047	(2)
Director, Senior Vice President, and	2000	—	—	—	—
President of Network Services	1999	—	—	—	—

Edward T. Haslam	2001	309,763	—	200,000	3,826
Senior Vice President, Chief Financial Officer,	2000	233,654	195,000	60,000	536
and Treasurer	1999	186,200	237,500	370,000	—

Christopher S. Reckert	2001	306,731	—	220,000	2,259
Senior Vice President and	2000	252,404	40,000	70,000	788
Chief Marketing Officer	1999	225,481	40,000	320,000	322

*	Amounts represent shares subject to new options to purchase shares of our common stock granted in fiscal years 2001, 2000, and 1999. Share amounts have been adjusted to reflect all stock splits.

(1)	Unless indicated otherwise, amounts in this column reflect split-dollar life insurance premiums paid with respect to the executive officer.

(2)
This amount includes $33,922 in split-dollar life insurance premiums paid with respect to Mr. Congemi, $34,680 paid to Mr. Congemi for reimbursement of taxes paid on amounts received in reimbursement for relocation expenses, $122,445 paid to Mr. Congemi for relocation expenses, and a $600,000 cash payment made to Mr. Congemi in connection with our acquisition of Star Systems, Inc. (See “Certain Transactions” below for further details.)

Stock Options

The following tables present information regarding options granted to our named executives in 2001 under our 1993 Incentive Stock Option Plan. Table I presents information regarding options granted and the potential realizable value of such options, and Table II presents information regarding options exercised in 2001 and the number of unexercised options held as of December 31, 2001. Except as otherwise indicated in the table, provided that the person remains employed by us or our subsidiaries, each of the options listed in the table remains outstanding for a period of ten years and vests in four equal installments commencing on the first anniversary of the applicable grant date.

Table I
Options Granted in 2001

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term*
Name	Number of Securities Underlying Options Granted (#)	Percentage of Total Options Granted to Employees in 2001	Exercise or Base Price ($/Share)	Expiration Date
					5% ($)	10% ($)
Dan M. Palmer	800,000	10.6%	$21.06	2/22/2011	10,596,874	26,854,560

Edward A. Labry III	800,000	10.6%	$21.06	2/22/2011	10,596,874	26,854,560

Ronald V. Congemi	400,000	5.3%	$21.72	2/1/2011	5,463,535	13,845,670

Edward T. Haslam	200,000	2.7%	$21.06	2/22/2011	2,649,219	6,713,640

Christopher S. Reckert	220,000	2.9%	$21.06	2/22/2011	2,914,140	7,385,004

*
These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on future performance of our stock. There can be no assurance that the amounts reflected in these columns will be achieved or, if achieved, will exist at the time of any option exercise.

Table II
Aggregated Option Exercises in 2001 and 2001 Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value ($) Realized(1)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End ($) Exercisable/Unexercisable(2)
Dan M. Palmer	1,500,000	42,121,734	9,560,302(E) 7,018,750(U)	250,990,259(E) 156,124,984(U)

Edward A. Labry III	1,500,000	39,576,570	8,163,902(E) 7,018,750(U)	209,680,815(E) 156,124,984(U)

Ronald V. Congemi	219,000	5,814,594	200,412(E) 400,000(U)	5,546,402(E) 4,424,480(U)

Edward T. Haslam	88,750	2,117,610	22,500(E) 430,000(U)	475,363(E) 7,486,343(U)

Christopher S. Reckert	269,060	5,375,322	29,368(E) 460,632(U)	651,975(E) 8,092,608(U)

(1)	Values are calculated by subtracting the exercise price from the fair market value of the stock as of the exercise date.

(2)	Values are calculated by subtracting the exercise price from the fair market value of the stock on December 31, 2001.

(E)	Exercisable at December 31, 2001

(U)	Unexercisable at December 31, 2001

Change in Control Arrangements

Our Incentive Agreements with each of Mr. Palmer and Mr. Labry contain a change in control provision. Under the agreements, a change in control occurs if any person becomes the beneficial owner of 50% or more of the combined voting power of our then outstanding voting securities, if our stockholders approve a plan to liquidate Concord, or if we sell or dispose of all or substantially all of our assets. Upon a change in control, the agreements provide that the full bonus potential under the agreements will be paid for the year in which the change in control occurs, and all stock options granted before the change in control become fully and immediately exercisable. In addition, Mr. Palmer’s and Mr. Labry’s obligations under the non-competition, non-solicitation, and confidentiality provisions of the agreements are shortened to a period of six months following a change in control.

Our 1993 Incentive Stock Option Plan also contains a change in control provision. Each option granted under the plan vests on the date on which any person or entity becomes the beneficial owner of 20% or more of our outstanding shares entitled to vote in the election of directors.

DESCRIPTION OF AUDIT COMMITTEE

The Audit Committee, consisting of Messrs. Mooney (Chairman), Altenbern, Buchignani, Kiphart, and Whittington, oversees the audit process for our financial statements provided to our stockholders and our systems of internal control. It is the role of the Committee to recommend to our Board of Directors both the selection of our independent auditors and the fees and other compensation to be paid to them for audit services. In consultation with the selected independent auditors and our internal auditors, the Audit Committee reviews the adequacy of our financial reporting processes.

AUDIT COMMITTEE REPORT

For the year ended December 31, 2001, the Audit Committee reviewed and discussed the audited financial statements with management and the independent auditors, Ernst & Young, LLP. The Committee discussed with the independent auditors the matters required to be discussed by the Statement of Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants and reviewed the results of the independent auditors’ examination of the financial statements.

The Committee also reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, discussed with the auditors the auditors’ independence, and satisfied itself that the non-audit services provided by Concord’s auditors are compatible with maintaining the auditors’ independence.

Based on its reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included or incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

The Committee is governed by a charter that has been adopted by the Board of Directors. The Board of Directors has determined that the members of the Audit Committee are independent as defined in the National Association of Securities Dealers’ listing standards.

This report shall not be deemed to be incorporated by reference into any filings with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Concord specifically incorporates it by reference.

Jer	ry D. Mooney
Do	uglas C. Altenbern
J. R	ichard Buchignani
Ric	hard P. Kiphart
Pau	l L. Whittington

INFORMATION CONCERNING AUDITORS

We have engaged Ernst & Young LLP as independent auditors to audit our financial statements for the year ended December 31, 2001. Information regarding fees for services rendered by Ernst & Young LLP is provided below.

Representatives of Ernst & Young LLP are expected to be at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed for professional services rendered for the audit of our financial statements for the year ended December 31, 2001 and the review of the financial statements included in our Forms 10-Q for the year then ended were approximately $674,000.

All Other Fees

All other fees billed for services rendered by Ernst & Young LLP were approximately $1,114,000, including audit related services of approximately $675,000 and non-audit related services of approximately $439,000. Audit related services generally include fees for business combinations, accounting consultations, Securities and Exchange Commission registration statements, and internal control reviews. The Audit Committee of our Board of Directors has determined that the provision of services other than audit services is compatible with maintaining the independence of Ernst & Young LLP.

FIVE YEAR CUMULATIVE STOCKHOLDER RETURN

Below is a performance graph, which compares our cumulative total stockholder return during the previous five years with the NASDAQ stock market, the NASDAQ financial stocks (our peer group), and Standard and Poor’s 500 Composite Stock Index. Because we joined the S&P 500 in 2001, we have provided below information to compare our performance with that of the S&P 500.

Date	Concord EFS, Inc.	NASDAQ Stock Market	NASDAQ Financial Stocks	S&P 500
12/31/96	100.00	100.00	100.00	100.00
12/31/97	88.05	122.48	152.93	133.45
12/31/98	224.99	172.68	148.57	172.19
12/31/99	205.08	320.89	147.58	208.54
12/31/00	349.94	193.01	159.40	189.97
12/31/01	522.14	153.15	175.34	167.56

CERTAIN TRANSACTIONS

In connection with our acquisition of Star Systems, Inc. (STAR), we entered into two agreements with STAR and Mr. Congemi, who currently serves as a director, Senior Vice President, and President of Network Services of Concord and President of STAR. Under one of these agreements, Mr. Congemi agreed to remain at STAR through the closing of the transaction with Concord and agreed to various other provisions, including confidentiality and non-competition provisions, and we agreed to pay Mr. Congemi $600,000 in cash and to grant Mr. Congemi an option to purchase 400,000 shares of our common stock. The options granted were pursuant to the terms of our 1993 Incentive Stock Option Plan, as amended; have a ten-year term; have an exercise price equal to the fair market value of our stock on February 1, 2001; and vest with respect to 25% of the shares subject to the option each year as long as Mr. Congemi remains employed by us or any of our subsidiaries.

Under the second agreement with Mr. Congemi, his Salary Continuation Agreement with STAR was terminated and certain benefits under that agreement were credited to Mr. Congemi and will become payable pursuant to the terms of the STAR Non-Qualified Deferred Compensation Plan.

In connection with our acquisition of STAR, we entered into an agreement with STAR and E. Miles Kilburn, who currently serves as Senior Vice President of Business Strategy and Corporate Development of Concord. Under this agreement, Mr. Kilburn agreed to remain at STAR through the closing of the transaction with Concord and agreed to various other provisions, including confidentiality and non-competition provisions, and we agreed to pay Mr. Kilburn $300,000 in cash and to grant Mr. Kilburn an option to purchase 200,000 shares of our common stock. The options granted were pursuant to the same terms as those granted to Mr. Congemi (described above).

In 2001 EFS Federal Savings Bank, a subsidiary of ours, made a home mortgage loan to Mr. Kilburn in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. The loan did not involve more than the normal risk of collectability or present other unfavorable features.

Bingham Dana LLP is one of the firms that provides legal services to us. Until December 31, 2001, Richard M. Harter, a director and the Secretary of Concord, was a partner in that firm, and he now is of counsel to that firm. Wyatt, Tarrant and Combs, LLP is another one of the firms that provides legal services to us. J. Richard Buchignani, one of our directors, is a partner in that firm.

In connection with our acquisition of STAR, William Blair & Company, L.L.C. served as our financial advisors and issued a fairness opinion to our Board of Directors. As of December 31, 2001, certain principals (including Richard P. Kiphart, one of our directors) of William Blair & Company, L.L.C. beneficially owned an aggregate of 13,968,671 shares of our common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and executive officers and persons who own more than ten percent of our outstanding stock file with the Securities and Exchange Commission (and provide us with) certain reports relating to their ownership of shares of our common stock.

To our knowledge, based solely on a review of the copies of these reports furnished to us for the fiscal year ended December 31, 2001 and written representations that other reports were not required, all Section 16(a) filing requirements applicable to our directors, executive officers, and greater than ten percent beneficial owners were complied with in 2001 except that Mr. Harter, one of our directors, inadvertently did not timely file one report regarding two gifts made in November 2001 and Mr. Kiphart, another one of our directors, inadvertently did not timely file one report regarding 37 sales and four gifts made in November 2001.

OTHER MATTERS

As of the date of this Proxy Statement, our Board of Directors knows of no matters which are likely to be presented for action at the Annual Meeting other than the proposals specifically set forth in the Notice and referred to herein. If any other matter properly comes before the Annual Meeting for action, it is intended that the persons named in the accompanying proxy and acting hereunder will vote or refrain from voting in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

STOCKHOLDER PROPOSALS

To be considered for inclusion in next year’s proxy statement, stockholder proposals must be delivered to us on or before December 18, 2002. Any stockholder proposal to be considered at next year’s annual meeting, but not to be included in the proxy statement, must be submitted in writing by March 3, 2003 or the persons appointed as proxies may exercise their discretionary voting authority with respect to the proposal.

SOLICITATION BY BOARD; EXPENSES OF SOLICITATION

We will pay all expenses incurred in connection with the solicitation of proxies. Following the initial solicitation of proxies by mail, our directors, officers, and regular employees may solicit proxies in person or by telephone, but without extra compensation. In addition, we have retained Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies at an estimated cost of approximately $4,000 plus out-of pocket expenses. Such solicitation may be made by mail, telephone, or in person. We will, upon request, reimburse the reasonable charges and expenses of brokerage firms or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose account they hold our stock.

ANNUAL REPORT ON FORM 10-K

We will deliver without charge to each of our stockholders, upon written request, a copy of our most recent annual report on Form 10-K. Requests for the annual report on Form 10-K should be directed to Investor Relations, Concord EFS, Inc., 2525 Horizon Lake Drive, Suite 120, Memphis, Tennessee 38133.

Appendix A

CONCORD EFS, INC.

2002 STOCK OPTION PLAN

I. INTRODUCTION

1.1    Purposes. The purposes of the 2002 Stock Option Plan (the “Plan”) of Concord EFS, Inc. (the “Company”) are (i) to align the interests of the Company’s stockholders and the recipients of options under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining directors, officers and other employees and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

1.2    Administration. This Plan shall be administered by a committee (the “Committee”) designated by the Board of Directors of the Company (the “Board”) consisting of two or more members of the Board. Each member of the Committee may be a “Non-Employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and shall determine the number of shares of Common Stock subject to each option granted hereunder, the exercise price of such option, the time and conditions of exercise of such option and all other terms and conditions of such option, including, without limitation, the form of the option agreement. The Committee may, in its sole discretion and for any reason at any time, take action such that any or all outstanding options shall become exercisable in part or in full. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an option, conditions with respect to the grant, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive. Each option shall be evidenced by a written agreement (an “Agreement”) between the Company and the optionee setting forth the terms and conditions of such option.

To the extent permitted under applicable law, the Committee may delegate some or all of its power and authority hereunder to the Board or the President, Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board or the President, Chief Executive Officer or other executive officer of the Company with regard to the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding and (ii) the Committee may not delegate its power and authority to the President, Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer or other person.

No member of the Board or Committee, and none of the President, Chief Executive Officer or other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the President, Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By-Laws, and under any directors’ and officers’ liability insurance that may be in effect from time to time.

A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

1.3    Eligibility. Participants in this Plan shall consist of such directors (including directors who are not officers or employees of the Company or any of its subsidiaries (“Non-Employee Directors”), officers and other employees, and persons expected to become directors, officers and other employees, of the Company, its subsidiaries from time to time and any other entity designated by the Board or the Committee (individually a “Subsidiary” and collectively the “Subsidiaries”) as the Committee in its sole discretion may select from time to time. For purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Non-Employee Directors of the Company shall be eligible to participate in this Plan in accordance with Section III.

1.4    Shares Available. Subject to adjustment as provided in Section 4.7, 43,000,000 shares of the common stock, $0.33 1/3 par value, of the Company (“Common Stock”) shall be available for grants of options under this Plan, which number includes the number of shares of Common Stock remaining available for the future grant of stock options under the Concord EFS, Inc. 1993 Incentive Stock Option Plan (the “1993 Plan”), and which hereafter shall be reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options under this Plan. To the extent that shares of Common Stock subject to an outstanding option under this Plan or the 1993 Plan are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such option (other than by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of such option, or to satisfy all or a portion of the tax withholding obligations relating to such option), then such shares of Common Stock shall again be available under this Plan.

Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, the maximum number of shares of Common Stock with respect to which options may be granted during any calendar year to any person shall be 1,500,000, subject to adjustment as provided in Section 4.7.

II. STOCK OPTIONS

2.1    Grants of Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option shall be a “Non-Statutory Stock Option.” An Incentive Stock Option may not be granted to any person who is not an employee of the Company or any subsidiary (as defined in Section 424 of the Code). An “Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option. Each Incentive Stock Option shall be granted within ten years of the date this Plan is adopted by the Board. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or subsidiary as defined in Section 424 of the Code) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Non-Statutory Stock Options. “Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on The NASDAQ Stock Market on the date as of which such value is being determined or, if there shall be no reported transactions on such date, on the next preceding date for which a transaction was reported; provided, however, that Fair Market Value may be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

2.2    Terms of Stock Options. Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)    Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary as defined in Section 424 of the Code) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

(b)    Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish performance measures or other criteria which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c)    Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares of Common Stock (which the optionee has held for at least six months prior to the delivery of such shares or which the optionee purchased on the open market and in each case for which the optionee has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) in cash by a broker-dealer designated by the Company to whom the optionee has submitted an irrevocable notice of exercise or (D) a combination of (A) and (B), in each case to the extent set forth in the Agreement relating to the option and (ii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid (or arrangement made for such payment to the Company’s satisfaction).

2.3     Termination of Employment.

(a)    Death. Unless otherwise specified in the Agreement relating to an option, if an optionee’s employment with the Company terminates by reason of death, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the date of such optionee’s death and may thereafter be exercised by such optionee’s executor, administrator, legal representative, beneficiary or similar person until and including the earlier to occur of (i) the date which is one year after the date of death and (ii) the expiration date of the term of such option.

(b)    Other Termination. Unless otherwise specified in the Agreement relating to an option, if an optionee’s employment with the Company terminates for any reason other than death or for Cause, within the meaning of Section 2.3(d), each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee’s termination of employment and may thereafter be exercised by such optionee (or such optionee’s legal representative or similar person) until and including the earlier to occur of (i) the date which is 90 days after the effective date of such optionee’s termination of employment and (ii) the expiration date of the term of such option.

(c)    Death Following Termination of Employment. Unless otherwise specified in the Agreement relating to an option, if an optionee dies during the period set forth in Section 2.3(b) (or such other period as set forth in the Agreement relating to the option), each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the date of such optionee’s death and may thereafter be exercised by such optionee’s executor, administrator, legal representative, beneficiary or similar person until and including the earlier to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option) after the date of death and (ii) the expiration date of the term of such option.

(d)    Cause. Notwithstanding anything to the contrary in this Plan or in any Agreement relating to an option, if the employment with the Company of the holder of an option is terminated by the Company for Cause, each option held by such holder shall terminate automatically on the effective date of such holder’s termination of employment. For purposes of this Plan, “Cause” shall mean the willful and continued failure to substantially perform the duties assigned by the Company (other than a failure resulting from the optionee’s disability), the willful engaging in conduct which is demonstrably injurious to the Company or any Subsidiary, monetarily or otherwise, including conduct that, in the reasonable judgment of the Company, no longer conforms to the standard of the Company’s executives or employees, any act of dishonesty, commission of a felony, or a significant violation of any statutory or common law duty of loyalty to the Company; provided, however, that if the optionee is a party to an employment agreement with the Company that contains a definition of “Cause” that is different than that set forth herein, such definition shall apply to any options granted to the optionee under this Plan.

(e)    Committee Discretion. Notwithstanding the foregoing provisions of this Section 2.3, in the event of, or in anticipation of, a termination of employment with the Company for any reason, the Committee may, subject to Section 4.8, extend the exercisability period of an option upon such terms as the Committee determines and expressly sets forth in or by amendment to an Agreement, provided that such period shall not be extended beyond the expiration date of the term of such option.

III. PROVISIONS RELATING TO NON-EMPLOYEE DIRECTORS

3.1    Eligibility. Each Non-Employee Director shall be granted options to purchase shares of Common Stock in accordance with this Section III. All options granted under this Section III shall constitute Non-Statutory Stock Options.

3.2    Automatic Grants of Stock Options. Each Non-Employee Director shall be granted Non-Statutory Stock Options as follows:

(a)    Time of Grant. Effective on the date of the 2002 annual meeting of stockholders of the Company, as of each date on which a person becomes elected, reelected or begins to serve as a Non-Employee Director (other than by reason of termination of employment with the Company or any Subsidiary), such person shall be granted an option to purchase 18,000 shares of Common Stock or, if such Non-Employee Director shall have waived his or her basic cash director fee for the year then beginning, 21,750 shares of Common Stock, in each case subject to adjustment pursuant to Section 4.7. Each option granted under this Article III shall have a purchase price per share equal to the Fair Market Value of the Common Stock on the date of grant of such option.

(b)    Option Period and Exercisability. Except as otherwise provided herein, each option granted under this Article III shall become exercisable with respect to one-half of the number of shares subject to such option on the date of the next succeeding annual stockholders meeting of the Company, and with respect to the remaining one-half of the shares subject to such option on the date of the second succeeding annual stockholders meeting of the Company. Each option granted under this Article III shall expire 10 years after its date of grant. An exercisable option, or portion thereof, may be exercised in whole or in part only with respect to whole shares of Common Stock. Options granted under this Article III shall be exercisable in accordance with Section 2.2(c).

3.3    Termination of Directorship. If the holder of an option granted under Section 3.2 ceases to be a director of the Company for any reason each such option held by such holder shall be exercisable only to the extent such option is exercisable on the effective date of such holder’s ceasing to be a director and may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until and including the earlier to occur of (i) the date which is five years after the effective date of such holder’s ceasing to be a director and (ii) the expiration date of the term of such option. Notwithstanding the foregoing, the Board may, by resolutions duly adopted, provide that any option granted under Section 3.2 shall become fully exercisable upon the holder of such option ceasing to be a director or shall continue to become exercisable following the holder of such option ceasing to be a director pursuant to Section 3.2, as though such holder continued to serve as a director.

3.4    Discretionary Grants of Stock Options. The Committee may, in its discretion, grant additional options to purchase shares of Common Stock (“Discretionary Director Options”) to all Non-Employee Directors or to any one or more of them. Each Discretionary Director Option shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)    Number of Shares and Purchase Price. The number of shares of Common Stock subject to a Discretionary Director Option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of the option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option.

(b)    Exercise Period and Exercisability. The period during which a Discretionary Director Option may be exercised shall be determined by the Committee. The Committee may, in its discretion, establish performance measures which shall be satisfied or met as a condition to the grant of a Discretionary Director Option or to the exercisability of all or a portion of a Discretionary Director Option. The Committee shall determine whether a Discretionary Director Option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable Director Discretionary Option, or portion thereof, may be exercised only with respect to whole shares of Common Stock. Each Discretionary Director Option shall be exercisable in accordance with Section 2.2(c).

(c)    Termination of Directorship. All of the terms relating to the exercise, cancellation or other disposition of a Discretionary Director Option upon a termination of service as a director of the Company of the recipient of a Discretionary Director Option shall be determined by the Committee.

IV. GENERAL

4.1    Effective Date and Term of Plan. This Plan shall be submitted to the stockholders of the Company for approval and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the 2002 annual meeting of stockholders, shall become effective as of the date of approval by the Board. No option may be exercised prior to the date of such stockholder approval. This Plan shall terminate on the tenth anniversary of its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any option granted prior to termination. In the event that this Plan is not approved by the stockholders of the Company, this Plan shall be null and void, and any options granted hereunder shall be deemed to have been granted under the 1993 Plan.

4.2    Amendments. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 4.7), (b) effect any change inconsistent with Section 422 of the Code or (c) extend the term of this Plan. No amendment may impair the rights of a holder of an outstanding option without the consent of such holder.

4.3    Agreement. No option shall be valid until an Agreement is executed by the Company and the optionee and, upon execution by the Company and the optionee and delivery of the Agreement to the Company, such option shall be effective as of the effective date set forth in the Agreement.

4.4    Non-Transferability. No option hereunder shall be transferable other than by will or the laws of descent and distribution, pursuant to beneficiary designation procedures approved by the Company or, with the approval of the Company, to a Permitted Transferee, as hereinafter defined. Except to the extent permitted by the foregoing sentence, each option may be exercised during the optionee’s lifetime only by the optionee, the optionee’s legal representative or similar person, or a Permitted Transferee. Except as permitted by the second preceding sentence, no option hereunder shall be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any option hereunder, such option and all rights thereunder shall immediately become null and void. For purposes of the Plan, a “Permitted Transferee” shall include any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the option holder) control the management of assets, and any other entity in which these persons (or the option holder) own more than fifty percent of the voting interests.

4.5    Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock, payment by the optionee of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with an option hereunder. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered upon exercise of the option having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with the option (the “Tax Date”) in the amount necessary to satisfy any such obligation or (ii) the optionee may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock (which the optionee has held for at least six months prior to the delivery of such shares or which the optionee purchased on the open market and in each case for which the optionee has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered upon exercise of the option having an aggregate Fair Market Value determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (D) a cash payment by a broker-dealer designated by the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the optionee.

4.6    Restrictions on Shares. Each option hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise of such option or the delivery of shares thereunder, such option shall not be exercised and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any option hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

4.7    Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the maximum number of securities with respect to which options may be granted during any calendar year to any person, the number and class of securities subject to each outstanding option and the purchase price per security, and the number and class of securities subject to each option to be granted to Non-Employee Directors pursuant to Article III shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options without an increase in the aggregate purchase price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an option under this Plan, the Company shall pay the optionee, in connection with the first exercise of the option in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (A) the fraction of such security (rounded to the nearest hundredth) by (B) the excess, if any, of (x) the Fair Market Value on the exercise date over (y) the exercise price of the option.

4.8    Change in Control and Corporate Transactions.

(a)    Change in Control. Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control all outstanding options shall immediately become exercisable in full.

(b)    Definition of “Change in Control.” For purposes of Section 4.8(a), “Change in Control” shall mean:

(1)    the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 20% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 4.8(b); provided further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 20% or more of the Outstanding Common Stock or 20% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(2)    individuals who as of the effective date of the Plan constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(3)    consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 20% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(4)    consummation of a plan of complete liquidation or dissolution of the Company.

(c)    Corporate Transactions. If the Company shall be a party to a Corporate Transaction, as defined in Section 4.8(b)(3), the Board (as constituted prior to a Change in Control) may, in its discretion:

(1)    require that shares of stock of the corporation resulting from such Corporate Transaction, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to outstanding options, with an appropriate and equitable adjustment to the exercise price of each such option, as determined by the Board, such adjustment to be made without an increase in the aggregate purchase price; and/or

(2)    require outstanding options, in whole or in part, to be surrendered to the Company by the option holder, and to be immediately cancelled by the Company, and to provide for the option holder to receive (i) a cash payment in an amount not less than the amount determined by multiplying the number of shares of Common Stock subject to the portion of the option surrendered, whether or not the option is then exercisable with respect to such shares, by the excess, if any, of the highest per share price offered to holders of Common Stock in any transaction whereby the Corporate Transaction takes place over the exercise price, (ii) shares of stock of the corporation resulting from such Corporate Transaction, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (i) above or (iii) a combination of a payment of cash pursuant to clause (i) above and the issuance of shares pursuant to clause (ii) above.

4.9    No Right of Participation or Employment. No person shall have any right to participate in this Plan. Neither this Plan nor any option granted hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

4.10    Rights as Stockholder. No person shall have any rights as a stockholder of the Company with respect to any shares of Common Stock which are subject to an option hereunder until such person becomes a stockholder of record with respect to such shares of Common Stock.

4.11    Designation of Beneficiary. If permitted by the Company, an optionee may file with the Committee a written designation of one or more persons as such optionee’s beneficiary or beneficiaries (both primary and contingent) in the event of the optionee’s death. To the extent an outstanding option granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option.

Each beneficiary designation shall become effective only when filed in writing with the Committee during the optionee’s lifetime on a form prescribed by the Committee. The spouse of a married optionee domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

If an optionee fails to designate a beneficiary, or if all designated beneficiaries of an optionee predecease the optionee, then each outstanding option hereunder held by such optionee, to the extent exercisable, may be exercised by such optionee’s executor, administrator, legal representative or similar person.

4.12    Governing Law. This Plan, each option hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

4.13    Foreign Employees. Without amending this Plan, the Committee may grant options to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

SKU#CCCCM-PS-02

CONCORD EFS, INC.

2525 Horizon Lake Drive, Suite 120
Memphis, Tennessee 38133

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Dan M. Palmer and Thomas J. Dowling or either of them as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all the shares of Common Stock of Concord EFS, Inc. held by the undersigned on March 26, 2002 at the Annual Meeting of Stockholders to be held on Thursday, May 23, 2002 at Colonial Country Club, 2736 Countrywood Parkway, Memphis, Tennessee beginning at 9:30 a.m. local time or any adjournment or postponement thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY CARD.

  PLEASE VOTE, DATE, AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title, as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person and state title.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

CONCORD EFS, INC.

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940
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Call toll-free on a touch-tone phone
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Follow these four easy steps:

1.	Read the accompanying Proxy Statement and Proxy Card.

2.	Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683).

3.	Enter your Voter Control Number located on your Proxy Card above your name.

4.	Follow the recorded instructions.
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DETACH HERE
☒	Please mark
votes as in
this example.

CONCORD EFS, INC.

1.	To elect directors to serve for the ensuing year;
Nominees:

(01) Douglas C. Altenbern, (02) J. Richard Buchignani, (03) Ronald V. Congemi, (04) Richard M. Harter, (05) Richard P. Kiphart, (06) Edward A. Labry III, (07) Jerry D. Mooney, (08) Dan M. Palmer, (09) Paul L. Whittington

FOR ALL	☐	WITHHOLD	☐
NOMINEES		FROM ALL
NOMINEES

☐
________________________________
INSTRUCTION: To withhold authority to vote for one or more nominees, write the name(s) of the nominee(s) in the space provided above.

		FOR	AGAINST	ABSTAIN
2.	To approve the amendment to the	☐	☐	☐
Certificate of Incorporation to
increase the number of authorized shares
of Common Stock;
3.	To approve the Concord EFS, Inc. 2002	☐	☐	☐
Stock Option Plan;
4.	To transact such other business as may properly come before
the Annual Meeting and any adjournment or postponement
thereof.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the actions described in Items 1, 2, and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Mark box at right if an address change or comment has been noted on the reverse side of this card.                                                                                                                   ☐

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Signature:_________________    Date: _________________    Signature: _________________     Date:_________________